Exhibit 99.1

NWPX Infrastructure, Inc. Announces Second Quarter 2025 Financial Results

•	Net sales of $133.2 million, a Company record under its current operating segments, increased 2.8% year-over-year
•	Record net sales of $48.6 million for the Precast Infrastructure and Engineered Systems segment (“Precast”)
•	Net income of $0.91 per diluted share
•	Backlog[1] of $298 million for the Water Transmission Systems segment (“WTS”); backlog including confirmed orders[2] of $348 million
•	Order book[3] of $56 million for Precast
•	Repurchased $15.0 million of common stock from April 2025 through July 2025, representing 3.6% of the Company’s shares outstanding
•	Completed corporate rebranding to NWPX Infrastructure, Inc. in June 2025

VANCOUVER, Washington—August 7, 2025—NWPX Infrastructure, Inc. (NASDAQ: NWPX) (the “Company”), a leading manufacturer of water-related infrastructure products, today announced its financial results for the second quarter ended June 30, 2025. The Company will broadcast its second quarter 2025 earnings conference call on Friday, August 8, 2025 at 7:00 a.m. PT.

As previously announced, effective June 12, 2025, the Company’s shareholders approved an Amendment to the Company’s Articles of Incorporation to change the corporate name from Northwest Pipe Company to NWPX Infrastructure, Inc. and, at the same time, the Company renamed one of its two operating segments. The segment previously referred to as “Engineered Steel Pressure Pipe (SPP)” has been renamed “Water Transmission Systems (WTS)” to better reflect the value contribution specifically from the business unit’s capabilities in engineering, production execution, and delivery of critical integrated water pipeline systems. The “Precast Infrastructure and Engineered Systems (Precast)” segment name remains unchanged. This change in naming convention does not affect the composition of the segments or the basis of segment reporting, as there have been no changes to how the Company’s chief operating decision maker manages or evaluates performance. Historical results have been recast to reflect the updated segment name for all periods presented.

Management Commentary

“In the second quarter, NWPX Infrastructure delivered record results, demonstrating strong operational execution and demand across both business segments,” said Scott Montross, President and Chief Executive Officer of NWPX Infrastructure, Inc. “We achieved consolidated revenue of $133.2 million, our highest ever for this configuration of the Company, driven by continued momentum in our WTS segment and record performance from our Precast segment. Gross margin expanded to 19.0%, up 230 basis points from the previous quarter, reflecting enhanced production efficiency and solid market demand.”

Montross continued, “WTS revenue reached $84.6 million with significant margin expansion due to higher production levels and improved overhead absorption versus the previous quarter. Backlog including confirmed orders surged to $348 million, an increase of over 20% compared to the end of the first quarter, setting the stage for sustained strength in the second half of the year. We anticipate third quarter WTS revenues and margins to remain in-line with or exceed the second quarter.”

“Additionally, our Precast segment delivered record revenue of $48.6 million, fueled by markedly higher shipping levels compared to the prior quarter. This performance led to a 210 basis point sequential improvement in our Precast gross margin. Our healthy order book and uptick in order velocity supports our expectation for Precast revenue to remain strong in the third quarter of 2025 with continued margin improvement,” concluded Montross.

Second Quarter 2025 Financial Results

Consolidated

•	Net sales increased 2.8% to $133.2 million from $129.5 million in the second quarter of 2024.
•	Gross profit decreased 1.7% to $25.4 million, or 19.0% of net sales, from $25.8 million, or 19.9% of net sales, in the second quarter of 2024.
•	Net income was $9.1 million, or $0.91 per diluted share, compared to $8.6 million, or $0.86 per diluted share, in the second quarter of 2024.

Water Transmission Systems Segment (WTS)

•	WTS net sales decreased 5.5% to $84.6 million from $89.5 million in the second quarter of 2024 driven by a 10% decrease in tons produced resulting from changes in project timing, partially offset by a 4% increase in selling price per ton due to changes in product mix.
•	WTS gross profit decreased 11.3% to $15.1 million, or 17.8% of WTS net sales, from $17.0 million, or 19.0% of WTS net sales, in the second quarter of 2024 due to decreased volume.
•	WTS backlog was $298 million as of June 30, 2025 compared to $203 million as of March 31, 2025 and $282 million as of June 30, 2024. Backlog including confirmed orders was $348 million as of June 30, 2025 compared to $289 million as of March 31, 2025 and $348 million as of June 30, 2024.

Precast Infrastructure and Engineered Systems Segment (Precast)

•

Precast net sales increased 21.5% to a quarterly record of $48.6 million from $40.0 million in the second quarter of 2024 driven by a 13% increase in volume shipped and a 7% increase in selling prices due to changes in product mix.

•	Precast gross profit increased 16.7% to $10.3 million, or 21.2% of Precast net sales, from $8.8 million, or 22.1% of Precast net sales, in the second quarter of 2024 primarily due to increased volume.
•	Precast order book was $56 million as of June 30, 2025 compared to $64 million as of March 31, 2025 and $62 million as of June 30, 2024.

Balance Sheet, Cash Flow, and Capital Allocation

•	As of June 30, 2025, the Company had $30.6 million of outstanding revolving loan borrowings and additional borrowing capacity of approximately $93 million under the revolving credit facility.
•	Net cash provided by operating activities was $5.4 million in the second quarter of 2025 compared to $22.3 million in the second quarter of 2024 primarily due to a $17.3 million decrease in cash from changes in working capital.
•	Capital expenditures were $3.5 million in the second quarter of 2025 compared to $6.1 million in the second quarter of 2024.
•	The Company repurchased approximately 192,000 shares of its common stock at an average price of $40.47 per share for a total of $7.8 million during the second quarter of 2025, and subsequent to quarter end, the Company repurchased approximately 171,000 additional shares at an average price of $42.04 per share for a total purchase price of $7.2 million pursuant to a Rule 10b5‑1 trading plan.

1 NWPX Infrastructure, Inc. defines “backlog” as the balance of remaining performance obligations under signed contracts for Water Transmission Systems products for which revenue is recognized over time.

2 NWPX Infrastructure, Inc. defines “confirmed orders” as Water Transmission Systems projects for which the Company has been notified that it is the successful bidder, but a binding agreement has not been executed.

3 NWPX Infrastructure, Inc. defines “order book” as unfulfilled orders outstanding at the measurement date for its Precast Infrastructure and Engineered Systems segment.

Conference Call Details

A conference call and simultaneous webcast to discuss the Company’s second quarter 2025 financial results will be held on Friday, August 8, 2025, at 7:00 a.m. Pacific Time. The call will be broadcast live on the Investor Relations section of the Company’s website at investor.nwpipe.com and will be archived online upon completion of the conference call. For those unable to listen to the live call, a replay will be available approximately three hours after the event and will remain available until Friday, August 22, 2025, by dialing 1‑844‑512‑2921 in the U.S. or 1‑412‑317‑6671 internationally and entering the replay access code: 13754578.

About NWPX Infrastructure, Inc.

Founded in 1966, NWPX Infrastructure, Inc. is a leading manufacturer of water-related infrastructure products. Under the Northwest Pipe Company brand, the Company is the largest manufacturer of engineered water transmission systems in North America and produces steel casing pipe, bar-wrapped concrete cylinder pipe, and pipeline system joints and fittings. The Company also provides solution-based products for a wide range of markets including high-quality reinforced precast concrete products and lined precast sanitary sewer system components, which are manufactured under the NWPX Geneva brand, as well as water distribution and management equipment including pump lift stations, wastewater pretreatment, and stormwater quality products through the NWPX Park brand. Strategically positioned to meet growing water and wastewater infrastructure needs, the Company’s skilled team is committed to quality and innovation while upholding its core values of accountability, commitment, and teamwork. Headquartered in Vancouver, Washington, NWPX Infrastructure operates 13 manufacturing facilities across North America. For more information, please visit www.nwpx.com.

Forward-Looking Statements

Statements in this press release by Scott Montross contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity and order modifications or cancelations, timing of customer orders and deliveries, production schedules, price and availability of raw materials, excess or shortage of production capacity, international trade policy and regulations, changes in trade policy (in particular with Canada and Mexico) and duties imposed on imports and exports and the related impacts on the Company, economic uncertainty and associated trends in macroeconomic conditions, including potential recession, inflation, and the state of the housing and commercial construction markets, interest rate risk and changes in market interest rates, including the impact on the Company’s customers and related demand for its products, the Company’s ability to identify and complete internal initiatives and/or acquisitions in order to grow its business, the Company’s ability to effectively integrate future acquisitions into its business and operations that produce accretive financial results, effects of security breaches, computer viruses, and cybersecurity incidents, timing and amount of share repurchases, impacts of U.S. tax reform legislation on the Company’s results of operations, and the impact on its customers and related demand for its products, adequacy of the Company’s insurance coverage, supply chain challenges, labor shortages, impact of geopolitical trends, changes, and events, including the various military conflicts or tensions and the regional and global ramifications of these conditions, operating problems at the Company’s manufacturing operations including fires, explosions, inclement weather, and floods and other natural disasters, material weaknesses in the Company’s internal control over financial reporting and its ability to remediate such weaknesses, impacts of pandemics, epidemics, or other public health emergencies, and other risks discussed in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

Non-GAAP Financial Measures

The Company is presenting backlog including confirmed orders. This non-GAAP financial measure is provided to better enable investors and others to assess the Company’s ongoing operating results and compare them with its competitors. This should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For more information, visit www.nwpx.com.

Contact:

Aaron Wilkins

Chief Financial Officer

NWPX Infrastructure, Inc.

investors@nwpx.com

Or

Addo Investor Relations

nwpx@addo.com

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NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales:
Water Transmission Systems	$84,588	$89,523	$163,034	$169,530
Precast Infrastructure and Engineered Systems	48,594	39,982	86,263	73,190
Total net sales	133,182	129,505	249,297	242,720

Cost of sales:
Water Transmission Systems	69,533	72,542	135,805	138,307
Precast Infrastructure and Engineered Systems	38,284	31,149	68,762	58,465
Total cost of sales	107,817	103,691	204,567	196,772

Gross profit:
Water Transmission Systems	15,055	16,981	27,229	31,223
Precast Infrastructure and Engineered Systems	10,310	8,833	17,501	14,725
Total gross profit	25,365	25,814	44,730	45,948

Selling, general, and administrative expense	12,129	12,195	25,925	23,639
Operating income	13,236	13,619	18,805	22,309
Other income (loss)	21	(228)	28	(221)
Interest expense	(763)	(1,823)	(1,398)	(3,297)
Income before income taxes	12,494	11,568	17,435	18,791
Income tax expense	3,431	2,949	4,408	4,934
Net income	$9,063	$8,619	$13,027	$13,857

Net income per share:
Basic	$0.91	$0.87	$1.31	$1.40
Diluted	$0.91	$0.86	$1.30	$1.38

Shares used in per share calculations:
Basic	9,882	9,912	9,908	9,914
Diluted	9,961	9,995	10,041	10,025

NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$2,031	$5,007
Trade and other receivables, net	78,320	66,946
Contract assets	102,876	103,422
Inventories	76,477	79,770
Prepaid expenses and other	4,298	7,343
Total current assets	264,002	262,488
Property and equipment, net	153,533	150,456
Operating lease right-of-use assets	88,158	87,747
Goodwill	55,504	55,504
Intangible assets, net	25,025	27,041
Other assets	6,358	6,417
Total assets	$592,580	$589,653

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,994	$2,994
Accounts payable	30,794	27,783
Accrued liabilities	23,740	28,172
Contract liabilities	4,218	11,197
Current portion of operating lease liabilities	5,051	4,987
Total current liabilities	66,797	75,133
Borrowings on line of credit	30,644	24,677
Long-term debt	9,979	11,476
Operating lease liabilities	86,662	85,744
Deferred income taxes	8,757	8,297
Other long-term liabilities	10,289	10,323
Total liabilities	213,128	215,650

Stockholders’ equity:
Common stock	98	99
Additional paid-in-capital	121,010	128,407
Retained earnings	259,358	246,331
Accumulated other comprehensive loss	(1,014)	(834)
Total stockholders’ equity	379,452	374,003
Total liabilities and stockholders’ equity	$592,580	$589,653

NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$13,027	$13,857
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and finance lease amortization	7,278	7,106
Amortization of intangible assets	2,016	2,016
Noncash operating lease expense	3,172	2,966
Deferred income taxes	453	227
Share-based compensation expense	2,692	2,674
Other, net	841	360
Changes in operating assets and liabilities:
Trade and other receivables	(11,829)	(23,653)
Contract assets, net	(6,433)	(3,311)
Inventories	3,293	3,497
Prepaid expenses and other assets	2,816	3,976
Accounts payable	552	(6,316)
Accrued and other liabilities	(5,005)	(4,722)
Operating lease liabilities	(2,601)	(2,492)
Net cash provided by (used in) operating activities	10,272	(3,815)

Cash flows from investing activities:
Purchases of property and equipment	(7,165)	(10,634)
Other investing activities	21	61
Net cash used in investing activities	(7,144)	(10,573)

Cash flows from financing activities:
Borrowings on line of credit	89,184	105,324
Repayments on line of credit	(83,217)	(83,886)
Payments on other debt	(1,500)	-
Payments on finance lease liabilities	(803)	(712)
Tax withholdings related to net share settlements of equity awards	(2,313)	(1,449)
Repurchase of common stock	(7,455)	(4,429)
Net cash provided by (used in) financing activities	(6,104)	14,848

Change in cash and cash equivalents	(2,976)	460
Cash and cash equivalents, beginning of period	5,007	4,068
Cash and cash equivalents, end of period	$2,031	$4,528